Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that the undersigned constitutes and appoints Joseph L. Welch, Cameron M. Bready or Daniel J. Oginsky, and each of them, any of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file on the undersigned’s behalf any or all amendments to the ITC Holdings Corp. Registration Statement on Form S-4 (File No. 333-184073), including post-effective amendments to this registration statement, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

In witness whereof, this Power of Attorney is signed and dated as of November 26, 2012.

By: /s/ Thomas G. Stephens
Name: Thomas G. Stephens
Title: Director